UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement

Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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THRESHOLD

PHARMACEUTICALS, INC.

(Name of the Registrant as Specified in its Charter)

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THRESHOLD PHARMACEUTICALS, INC.

Notice of 2011 Annual Meeting of Stockholders

To Be Held May 26, 2011

The 2011 annual meeting of stockholders of Threshold Pharmaceuticals, Inc. will be held on May 26, 2011, at 12:00 p.m., Pacific Time, at our principal executive offices located at 1300 Seaport Boulevard, Suite 500, Redwood City, California 94063, for the following purposes, as more fully described in the accompanying proxy statement:

1. To elect two Class I directors to hold office until the 2014 annual meeting of stockholders or until their successors are elected and qualified.

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 31, 2011 will be entitled to notice of, and to vote at, such meeting or any adjournments or postponements thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Dr. Harold E. Selick
Chief Executive Officer

Redwood City, California

April 28, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 26, 2011

The proxy statement and annual report to stockholders are available at http://www.thresholdpharm.com.

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. ALTERNATIVELY, YOU MAY VOTE YOUR SHARES ON THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD OR VOTED.

THRESHOLD PHARMACEUTICALS, INC.

1300 Seaport Boulevard, Suite 500

Redwood City, California 94063

(650) 474-8200

PROXY STATEMENT

2011 ANNUAL MEETING OF STOCKHOLDERS

We are furnishing this proxy statement and the enclosed proxy in connection with the solicitation of proxies by our board of directors for use at the 2011 annual meeting of stockholders of Threshold Pharmaceuticals, Inc., or the Company, to be held on May 26, 2011, at 12:00 p.m., Pacific time, at our principal executive offices located at 1300 Seaport Boulevard, Suite 500, Redwood City, California 94063 and at any adjournments or postponements thereof. These materials are being mailed to stockholders on or about April 29, 2011.

Only holders of our common stock as of the close of business on March 31, 2011, or the Record Date, are entitled to vote at the 2011 annual meeting. Stockholders who hold shares in “street name” may vote at the 2011 annual meeting only if they hold a valid proxy from their broker. As of the Record Date, there were 48,803,187 shares of common stock, par value $0.001 per share, outstanding and entitled to vote at the 2011 annual meeting. There are no statutory or contractual rights of appraisal or similar remedies available to stockholders in connection with any matter to be acted on at the 2011 annual meeting.

A majority of the outstanding shares of common stock entitled to vote at the 2011 annual meeting must be present in person or represented by proxy in order for there to be a quorum at the meeting. Stockholders of record who are present at the meeting in person or represented by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, will be included in the number of stockholders present at the meeting for purposes of determining whether a quorum is present.

Each stockholder of record is entitled to one vote at the 2011 annual meeting for each share of common stock held by such stockholder on the Record Date. Stockholders do not have cumulative voting rights. Stockholders may vote their shares by using the proxy card enclosed with this proxy statement. Alternatively, stockholders may vote their shares on the Internet or by telephone by following the instructions on the proxy card. All proxy cards received by us which are properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards. If a signed proxy card is received which does not specify a vote or an abstention, the shares represented by that proxy card will be voted for the nominees to our board of directors listed on the proxy card and in this proxy statement and for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. We are not aware, as of the date hereof, of any matters to be voted upon at the 2011 annual meeting other than those stated in this proxy statement. If any other matters are properly brought before the 2011 annual meeting, the enclosed proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion.

Under Delaware law, our Amended and Restated Certificate of Incorporation and our bylaws, if a quorum exists at the meeting, (i) the affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors and (ii) the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the 2011 annual meeting will be required to approve the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. A properly executed proxy marked “Withhold Authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. A properly executed proxy marked “Abstain” with respect to any other matter will not be voted, although it will be counted for purposes of determining whether there is a quorum.

For shares held in “street name” through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if stockholders do not give their broker or nominee specific instructions, their shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

There are four different ways to vote your shares:

•	By Internet: You may submit a proxy or voting instructions over the Internet by following the instructions at www.proxyvoting.com.

•	By Telephone: You may submit a proxy or voting instructions by calling (800) 690-6903 and following the instructions.

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By Mail: If you received your proxy materials via the U.S. mail, you may complete, sign and return the accompanying proxy and voting instruction card in the postage-paid envelope provided to Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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In Person: If you are a stockholder as of the Record Date, you may vote in person at the meeting. Submitting a proxy will not prevent a stockholder from attending the 2011 annual meeting and voting in person.

A stockholder of record may revoke a proxy at any time before it is voted at the 2011 annual meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to our Secretary at 1300 Seaport Boulevard, Suite 500, Redwood City, California 94063 or (b) attending the 2011 annual meeting and voting in person. Attendance at the 2011 annual meeting will not revoke a proxy unless the stockholder actually votes in person at the meeting. A stockholder who holds shares in “street name” must contact their broker directly to revoke a proxy.

The proxy card accompanying this proxy statement is solicited by our board of directors. We will pay all of the costs of soliciting proxies. In addition to solicitation by mail, our officers, directors and employees may solicit proxies personally, or by telephone, without receiving additional compensation. If requested, we will also pay brokers, banks and other fiduciaries that hold shares of Common Stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders.

QUESTIONS AND ANSWERS

ABOUT THE ANNUAL MEETING

Q:	Who is soliciting my proxy?

A:	Our board of directors.

Q:	Where and when is the 2011 annual meeting of stockholders?

A:	The 2011 annual meeting of stockholders of Threshold Pharmaceuticals, Inc. to be held on May 26, 2011, at 12:00 p.m., Pacific time, at our principal executive offices located at 1300 Seaport Boulevard, Suite 500, Redwood City, California 94063.

Q:	Who can vote at the 2011 annual meeting?

A:	All stockholders of record at the close of business on March 31, 2011, the Record Date for the 2011 annual meeting, will be entitled to notice of and to vote at the 2011 annual meeting. If on that date, your shares were registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. If on that date, your shares were held in an account at a brokerage firm, bank, dealer or similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the 2011 annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the 2011 annual meeting in person. Nevertheless, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent. As of the close of business on the Record Date, 48,803,187 shares of our common stock were outstanding.

Q:	What constitutes a quorum for the meeting?

A:	A quorum is required for stockholders to conduct business at the 2011 annual meeting. The presence, in person or represented by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to establish a quorum at the meeting. Shares present, in person or represented by proxy, including shares as to which authority to vote on any proposal is withheld, shares abstaining as to any proposal and broker non-votes (where a broker submits a properly executed proxy but does not have authority to vote a customer’s shares) on any proposal will be considered present at the meeting for purposes of establishing a quorum for the transaction of business at the meeting. Each of these categories will be tabulated separately.

Q:	What am I voting on?

A:	You are voting on the following proposals:

1. To elect two Class I directors to our board of directors (see page 25).

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 (see page 26).

Q:	How do I vote?

A:	If you complete and properly sign the proxy card and return it to Broadridge, 51 Mercedes Way, Edgewood, NY 11717, it will be voted as directed on the proxy card. You may submit a proxy or voting instructions over the Internet by following the instructions at www.proxyvoting.com. You may submit a proxy or voting instructions by calling (800) 690-6903 and following the instructions. If you are a registered stockholder and attend the 2011 annual meeting, you may deliver your completed proxy card in person.

Q:	Can I change my vote after I return my proxy card?

A:	Yes. Even after you have submitted your proxy card, you may revoke your proxy or change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the 2011 annual meeting in person and so request, although attendance at the 2011 annual meeting will not by itself revoke a previously granted proxy.

Q:	My shares are held in the “street name.” Will my broker vote my shares?

A:	If you hold your shares in “street name,” your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon, including Proposal 1 to elect directors. If you do not give your broker or nominee specific instructions on such a matter, your shares may not be voted and, in the case of Proposal 1, will not be voted. Shares of common stock represented by “broker non-votes” will, however, be counted in determining whether there is a quorum.

Q:	What vote is required to approve each item?

A:	Proposal 1 (Election of Directors). The affirmative vote of a plurality of the votes cast at the 2011 annual meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will have no legal effect on the election of directors but will be counted for purposes of determining whether there is a quorum. Our Amended and Restated Certificate of Incorporation does not provide for cumulative voting in the election of directors.

Proposal 2 (Ratify Independent Registered Public Accounting Firm). The affirmative vote of a majority of the votes cast at the 2011 annual meeting is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.

Q:	How does the board of directors recommend that I vote on the proposals?

A:	Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors, as set forth below, together with the description of each item in this proxy statement:

•	FOR Proposal 1, the election of the nominated slate of two directors (see page 25); and

•	FOR Proposal 2, the ratification of the appointment of Ernst & Young LLP as our independent accountants for fiscal year 2011 (see page 26).

Q:	Who will bear the cost of this solicitation?

A:	We will pay for the cost of soliciting proxies and may reimburse brokerage firms and others for their expenses in forwarding solicitation material. The solicitation will be made primarily through the use of the mail but our regular employees may, without additional compensation, solicit proxies personally by telephone, e-mail, fax or in person.

Q:	Whom should I contact with questions?

A:	If you need additional copies of this proxy statement or the enclosed proxy card, or if you have other questions about the proposals or how to vote your shares, you may contact our Senior Director of Corporate Communications, Denise Powell, by telephone at (650) 474-8206.

BOARD OF DIRECTORS

The name, age and year in which the term expires of each member of our board of directors is set forth below as of March 31, 2011:

Name	Age	Position	Term Expires on the Annual Meeting held in the Year
Jeffrey W. Bird, M.D., Ph.D.(2)(3)	50	Director	2011
Harold E. Selick, Ph.D.	56	Chief Executive Officer and Director	2011
Wilfred E. Jaeger, M.D.(1)(2)	55	Director	2012
David R. Parkinson, M.D.(3)	60	Director	2012
Bruce C. Cozadd(1)	47	Director	2013
David R. Hoffmann(2)(3)	66	Director	2013
George G.C. Parker, Ph.D.(1)	72	Director	2013

(1)	Member of the compensation committee
(2)	Member of the audit committee
(3)	Member of the nominating and governance committee

Our Certificate of Incorporation divides our board of directors into three classes, with staggered three-year terms. The Class I directors, whose terms expire at the 2011 annual meeting, are Jeffrey W. Bird and Harold E. Selick. The Class II directors, whose terms expire at the 2012 annual meeting, are Wilfred E. Jaeger and David R. Parkinson. The Class III directors, whose terms expire at the 2013 annual meeting, are Bruce C. Cozadd, David R. Hoffmann and George G.C. Parker. Only one class of directors is elected at each annual meeting. The directors in the other classes continue to serve for the remainder of such class’ three-year term. Dr. Bird and Dr. Selick, who are Class I directors previously elected by our stockholders, are nominees for re-election at the 2011 annual meeting. The nominating and governance committee has recommended to our board of directors that Dr. Bird and Dr. Selick be nominated for election to this class, each for a three-year term ending on the date of the 2014 annual meeting or until a successor is duly elected or appointed. Each nominee has consented to serve an additional three-year term.

DIRECTOR QUALIFICATIONS

The following paragraphs below under the section captioned “Nominees and Continuing Directors” provide information as of the date of this proxy statement about each individual nominated for election to our board of directors at the 2011 annual meeting and each continuing member of our board of directors. The information presented includes information each director has given us about his age, all positions he holds, his principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our board of directors to the conclusion that he should serve as a director, we also believe that all of our director nominees have demonstrated a depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of our business environment and willingness to devote adequate time to their board duties

Information about the number of shares of common stock beneficially owned by each director appears below under the heading “Security Ownership by Certain Beneficial Owners and Management.” See also “Related Party Transactions.” There are no family relationships among any of our directors or named executive officers.

NOMINEES AND CONTINUING DIRECTORS

The following individuals have been nominated for election to our board of directors at the 2011 annual meeting:

Jeffrey W. Bird, M.D., Ph.D. has served as a member of our board of directors since November 2008. Dr. Bird is a Managing Director of Sutter Hill Ventures, a venture capital firm based in Palo Alto, California. Dr. Bird was previously Senior Vice President, Business Operations at Gilead Sciences, where he oversaw business development and commercial activities. Dr. Bird received a degree in Biological Sciences from Stanford in 1982, a Ph.D. in Cancer Biology in 1988 and a M.D. in 1992 from Stanford Medical School. Dr. Bird is currently a board member of a number of private biotechnology companies. Our board of directors has determined to nominate Dr. Bird for election in part because it believes that his financial and medical knowledge and experience are valuable to the board.

Harold E. Selick, Ph.D. joined us as Chief Executive Officer in June 2002. From June 2002 until July 2007, Dr. Selick was a Venture Partner of Sofinnova Ventures, Inc., a venture capital firm. From January 1999 to April 2002, he was Chief Executive Officer of Camitro Corporation, a biotechnology company. From 1992 to 1999, he was at Affymax Research Institute, the drug discovery technology development center for Glaxo Wellcome plc, most recently as Vice President of Research. Prior to working at Affymax he held scientific positions at Protein Design Labs, Inc. and Anergen, Inc. As a staff scientist at Protein Design Labs, he co-invented the technology underlying the creation of fully humanized antibody therapeutics and applied that to PDL’s first product, Zenapax (daclizumab), which was developed and commercialized by Roche for treating kidney transplant rejection. Dr. Selick received his B.S. and Ph.D. from the University of Pennsylvania and was a Damon Runyon-Walter Winchell Cancer Fund Fellow and an American Cancer Society Senior Fellow at the University of California, San Francisco. Our board of directors has nominated Dr. Selick for election as a director due to his industry and scientific experience, Company leadership and knowledge of the day-to-day operations of the Company. His extensive experience with the Company and industry knowledge provides an invaluable insight to the board of directors on issues involving the Company and its goals. Further, the board of directors believes that including the CEO as a director is an efficient way of ensuring continuity between the development and execution of the Company’s business strategies.

The following individuals will continue to serve on our board of directors after the 2011 annual meeting:

Bruce C. Cozadd has served as a member of our board of directors since December 2005. He joined Jazz Pharmaceuticals, Inc. at its inception and was appointed Chairman and Chief Executive Officer in April 2009. From 2004 until 2009, Mr. Cozadd served as Jazz Pharmaceuticals’ Executive Chairman. Prior to co-founding Jazz Pharmaceuticals, Mr. Cozadd served in various executive management positions with ALZA Corporation from 1991 until its acquisition by Johnson & Johnson in 2001. At the time of the merger, Mr. Cozadd was serving as Executive Vice President and Chief Operating Officer of ALZA, with responsibility for research and development, manufacturing, and sales and marketing. Prior to joining ALZA, he was in the Corporate Finance Health Care group at Smith Barney, Harris Upham & Co. Inc. He serves on the board of directors of Jazz Pharmaceuticals, Inc., Cerus Corp., The Nueva School and Stanford Hospital and Clinics. He received his B.S. from Yale University and his M.B.A. from Stanford University. Our board of directors believes that Mr. Cozadd’s leadership experience at other life sciences companies gives him a breadth of knowledge and a unique perspective on the industry.

David R. Hoffmann has served as a member of our board of directors since April 2007. Mr. Hoffmann is retired from ALZA Corporation (now a Johnson & Johnson company) where he held the positions of Vice President and Treasurer from 1992 to until his retirement in October 2002, Vice President of Finance from 1982 to 1992 and Director of Accounting/Finance from 1976 to 1982. Mr. Hoffmann is currently Chief Executive Officer of Hoffmann Associates, a multi-group company specializing in cruise travel and financial and benefit consulting. He serves on the board of directors of DURECT Corporation. Mr. Hoffmann holds a B.S. in Business Administration from the University of Colorado. Our board of directors believes that Mr. Hoffman’s financial knowledge and industry experience are valuable to the board, particularly with respect to his service on the audit committee. Our board of directors has determined that Mr. Hoffmann qualifies as an “audit committee financial expert” as defined by the rules of the SEC.

Wilfred E. Jaeger, M.D. has served as a member of our board of directors since 2001. He has been a Partner of Three Arch Partners, a venture capital firm, since 1993. Dr. Jaeger serves on the board of directors of North American Scientific, Inc. and a number of private companies. Dr. Jaeger received his B.S. from the University of British Columbia, his M.D. from the University of British Columbia School of Medicine and his M.B.A. from Stanford University. Our board of directors believes that Dr. Jaeger’s financial and medical knowledge and experience are valuable to the board, particularly with respect to his service on the audit and compensation committees.

George G.C. Parker, Ph.D. has served as a member of our board of directors since October 2004. Dr. Parker is the Dean Witter Distinguished Professor of Finance (Emeritus) and previously Senior Associate Dean for Academic Affairs and Director of the MBA Program, Graduate School of Business, Stanford University. Dr. Parker joined the faculty at Stanford University in 1973. He serves on the board of directors of iShares Mutual Funds, Tejon Ranch Company, Colony Financial, Inc. and First Republic Bank and a number of private companies, and was formerly a director of Continental Airlines, Inc. and Netgear, Inc. Dr. Parker received his B.A. from Haverford College and his M.B.A. and Ph.D. from Stanford University. Our board of directors believes it is well served by Dr. Parker’s extensive financial and leadership experience, including his compensation committee experience.

David R. Parkinson, M.D. joined our board of directors in 2010. He is the president and chief executive officer of Nodality, a South San Francisco-based biotechnology company. Prior to 2007, Dr. Parkinson was senior vice president of Oncology Research and Development at Biogen Idec, vice president of Oncology Development at Amgen and vice president of Global Clinical Oncology Development at Novartis. Dr. Parkinson also worked at the National Cancer Institute from 1990 to 1997, serving as chief of the Investigational Drug Branch, then as action associate director of the Cancer Therapy Evaluation Program. He has also held academic positions at the M.D. Anderson Cancer Center, University of Texas and New England Medical Center at Tufts University School of Medicine. Dr. Parkinson received his M.D. as gold medalist from the University of Toronto Faculty of Medicine in 1977, with Internal Medicine and Hematology/Oncology training in Montreal at McGill University and in Boston at New England Medical Center. Dr. Parkinson is a past chairman of the Food and Drug Administration (FDA) Biologics Advisory Committee and is a recipient of the FDA’s Cody Medal. He is a past president of the International Society of Biological Therapy and past editor of the Journal of Immunotherapy. He currently serves on the National Cancer Policy Forum of the Institute of Medicine. He has recently completed a term on the FDA’s Science Board as well as a term on the board of directors of the American Association of Cancer Research (AACR). He continues to serve as Chairman of the AACR Finance Committee. Our board of directors believes it benefits from Dr. Parkinson’s medical knowledge and experience, especially in the field of oncology, and his industry perspective.

DIRECTOR NOMINATION

Criteria for Board Membership. In selecting candidates for appointment or re-election to our board of directors, the nominating and governance committee, or the nominating and governance committee, considers the appropriate balance of specific experience, qualifications, attributes and skills required of our board of directors, and seeks to insure that at least a majority of the directors are independent under the rules of the NASDAQ Stock Market, and that members of our audit committee meet the financial literacy and sophistication requirements under the rules of the NASDAQ Stock Market and at least one of them qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission, or SEC. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of our business environment, and willingness to devote adequate time to their board duties.

Stockholder Nominees. The nominating and governance committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the nominating and governance committee c/o our Secretary and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of our common stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in our bylaws and under the caption, “Stockholder Proposals for 2012 Annual Meeting” below.

Process for Identifying and Evaluating Nominees. The nominating and governance committee believes we are well-served by our current directors. If an incumbent director is not standing for re-election, or if a vacancy on our board of directors occurs between annual stockholder meetings, or if our board of directors desires to increase its size, the nominating and governance committee will seek out potential candidates for appointment to our board of directors who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of our board of directors and, if the nominating and governance committee deems appropriate, a third-party search firm. The nominating and governance committee will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the nominating and governance committee. Candidates meriting serious consideration will meet with additional members of our board of directors. Based on this input, the nominating and governance committee will evaluate whether the committee should recommend to our board of directors that this candidate be elected to fill a vacancy on our board of directors, or presented for the approval of the stockholders, as appropriate.

We have never received a proposal from a stockholder to nominate a director. Although the nominating and governance committee has not adopted a formal policy with respect to stockholder nominees, the committee expects that the evaluation process for a stockholder nominee would be similar to the process outlined above.

Board Nominees for the 2011 Annual Meeting. Dr. Bird and Dr. Selick are nominees standing for re-election at the annual meeting.

BOARD MEETINGS AND COMMITTEES

Our board of directors met seven times during fiscal year 2010. The audit committee met six times during fiscal year 2010, the compensation committee met two times during fiscal year 2010 and the nominating and governance committee met one time during fiscal year 2010. Each member of our board of directors attended at least 75% or more of the aggregate number of board meetings and meetings of committees of the board that each such director served on in fiscal 2010.

Our board of directors has determined that the following directors are “independent” under the current rules of the NASDAQ Stock Market: Dr. Bird, Mr. Cozadd, Mr. Hoffmann, Dr. Jaeger, Dr. Parker and Dr. Parkinson. Under applicable rules of the SEC and the rules of the NASDAQ Stock Market, the existence of certain “related party” transactions above certain thresholds between a director and the Company are required to be disclosed and preclude a finding by our board of directors that the director is independent. In addition to transactions required to be disclosed under rules of the SEC, our board of directors considered certain other relationships in making its independence determinations and determined in each case that such other relationships did not impair the director’s ability to exercise independent judgment on behalf of us.

Our board of directors has standing (i) audit, (ii) compensation and (iii) nominating and governance committees, each of which has a written charter, copies of which can be found at www.thresholdpharm.com.

Audit Committee. The audit committee currently consists of Mr. Hoffmann (chair), Dr. Bird and Dr. Jaeger. Our board of directors has determined that all members of the audit committee are independent directors under the rules of the NASDAQ Stock Market and each of them is able to read and understand fundamental financial statements. Our board of directors has determined that Mr. Hoffmann qualifies as an “audit committee financial expert” as defined by the rules of the SEC.

The purpose of the audit committee is to oversee our accounting and financial reporting processes and audits of our financial statements. Although management has primary responsibility for the system of internal controls and the financial reporting process, the responsibilities of the audit committee include appointing and approving the compensation of the independent registered public accounting firm to conduct the annual audit of our accounts, reviewing and evaluating the scope and results of the annual audit, approving all professional services to be provided to us by our independent registered public accounting firm, meeting with management and the independent registered public accounting firm to discuss our financial statements and matters that may affect our financial statements, and approving all related party transactions.

Compensation Committee. The compensation committee currently consists of Dr. Jaeger (chair), Mr. Cozadd and Dr. Parker. Our board of directors has determined that all members of the compensation committee are independent directors under the rules of the NASDAQ Stock Market. The compensation committee develops and reviews compensation policies and practices applicable to executive officers, reviews and recommends goals for our Chief Executive Officer and evaluates his performance in light of these goals, reviews and evaluates goals and objectives for other officers, oversees and evaluates our equity incentive plans and reviews and approves the creation of or amendment to our equity incentive plans.

Nominating and Governance Committee. The nominating and governance committee currently consists of Mr. Hoffmann (chair), Dr. Bird and Dr. Parkinson. Our board of directors has determined that all members of the nominating and governance committee are independent directors under the rules of the NASDAQ Stock Market. The nominating and governance committee’s responsibilities include recommending to our board of directors nominees for possible election to our board of directors. Nominees for the 2011 annual meeting were recommended to our board of directors for nomination by the nominating and governance committee and our board of directors subsequently approved these nominees at a meeting of our board of directors on March 8, 2011.

Our board of directors has not designated a chairman or lead independent director. We believe that the leadership structure of the board is adequate and appropriate for governance given the existing scope and nature of our operations. To facilitate the board’s responsibility for oversight of company risks, the board delegates specific areas of risk management oversight to applicable board committees. The audit committee oversees our risk policies and processes relating to financial statements and financial reporting, including our system of internal control over financial reporting. The compensation committee oversees risks associated with our compensation plans and the effect that our compensation structure may have on business decisions and on the attraction and retention of a qualified management team. The nominating and governance committee oversees risks related to our governance structure and the evaluation of individual board members and committees.

CORPORATE GOVERNANCE

We maintain a corporate governance page on our website which includes key information about our corporate governance matters, including our Code of Ethics and charters for each committee of our board of directors. If there were any amendment or waiver to our Code of Ethics, it would also be included on the corporate governance page. The corporate governance page can be found at www.thresholdpharm.com, by clicking first on “Investors & Media,” then clicking on “Corporate Governance.”

Our policies and practices reflect corporate governance initiatives that we believe are compliant with the listing requirements of the NASDAQ Stock Market and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	a majority of our board of directors members are “independent” under the rules of the NASDAQ Stock Market;

•	all members of the key board committees—the audit committee, the compensation committee and the nominating and governance committee—are independent under the rules of the NASDAQ Stock Market;

•	the independent members of our board of directors meet regularly outside the presence of management;

•

we have adopted a Code of Ethics that is monitored by management and that applies to all of our officers, directors and employees, including our principal executive officer and all members of our finance department, including our principal financial officer and our controller;

•	the charters of our board of directors committees establish their respective roles and responsibilities; and

•	our audit committee has procedures in place for the anonymous submission of employee complaints on accounting, internal controls or auditing matters.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders or other interested parties may communicate with any director or committee of our board of directors by writing to them c/o Secretary, Threshold Pharmaceuticals, Inc., 1300 Seaport Boulevard, Suite 500, Redwood City, California 94063. Comments or questions regarding our accounting, internal controls or auditing matters will be referred to members of the audit committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the nominating and governance committee.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of our common stock as of March 31, 2011 or earlier date for information based on filings with the SEC by (a) each person known to us to own more than 5% of the outstanding shares of our common stock, (b) each named executive Officer identified in the compensation tables appearing later in this proxy statement, (c) each of our directors and (d) all directors and executive officers as a group. The information in this table is based solely on statements in filings with the SEC or other information we believe to be reliable.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Shares Beneficially Owned(2)
Stockholders owning more than 5%

Entities affiliated with Alta BioPharma Management III, LLC(3)	3,451,328	6.94%
One Embarcadero Center, Suite 3700
San Francisco, California 94111

Entities affiliated with Felix J. Baker and Julian C. Baker(4)	4,984,973	9.95%
667 Madison Avenue
New York, New York 10021

Entities affiliated with Federated Investors, Inc.(5)	3,339,376	6.56%
Federated Investors Tower
Pittsburgh, Pennsylvania 15222-3779

Frazier Healthcare VI, L.P.(6)	6,830,713	13.46%
601 Union Street, Suite 3200
Seattle, Washington 98101

HealthCare Ventures VIII, L.P.(7)	4,257,775	8.51%
44 Nassau Street
Princeton, New Jersey 08542

Entities and persons affiliated with Sutter Hill Ventures(8)	6,212,926	12.31%
755 Page Mill Road, Suite A-200
Palo Alto, California 94304-1005

Entities and persons affiliated with Three Arch Partners(9)	3,287,712	6.62%
3200 Alpine Road
Portola Valley, California 94028

Directors and Executive Officers

Jeffrey W. Bird, M.D., Ph.D.(10)	6,212,926	12.31%

Bruce C. Cozadd(11)	42,500	*

John G. Curd, M.D.(12)	289,076	*

David R. Hoffmann(13)	40,000	*

Wilfred E. Jaeger, M.D.(14)	3,287,712	6.62%

Mark D. Matteucci, Ph.D.(15)	1,032,005	2.10%

George G.C. Parker, Ph.D.(16)	48,572	*

David R. Parkinson, M.D.(17)	8,333	*

Harold E. Selick, Ph.D.(18)	770,018	1.57%

All current directors and executive officers as a group (11 persons)(19)	11,908,124	22.69%

*	Less than 1%.
(1)	Unless otherwise indicated, the address of each of the named individuals is c/o Threshold Pharmaceuticals, Inc., 1300 Seaport Boulevard, Suite 500, Redwood City, California 94063.
(2)

Percentage ownership is based on 48,803,187 shares of our common stock outstanding as of March 31, 2011. Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within 60 days after March 31, 2011. Except as otherwise noted, each person or entity has sole voting and investment power with respect to the shares shown.

(3)	Pursuant to a Schedule 13G filed with the SEC on January 29, 2010, this number includes 1,939,908 shares held by Alta BioPharma Partners III, L.P., or ABPIII, 130,282 shares held by Alta BioPharma Partners III, GmbH & Co. Beteiligungs KG, or APIIIKG, and 47,806 shares held by Alta Embarcadero BioPharma Partners III, LLC, or AEBPIII. The foregoing shares include warrants exercisable for 545,886 shares, all of which are exercisable within 60 days after March 31, 2011. In addition, such stockholders hold 1,333,332 shares (including warrants to purchase 380,952 shares which are exercisable within 60 days after March 31, 2011) issued in our March 2011 offering. Alta BioPharma Management III, LLC, or ABMIII, is the general partner of ABPIII and the managing limited partner of ABPIIIKG and has shared voting and dispositive power over the 2,070,190 shares held by ABPIII and APIIIKG. ABMIII disclaims beneficial ownership of all such shares except to the extent of its pecuniary interest therein. Jean Deleage, Edward Penhoet, Farah Champsi and Edward Hurwitz are the directors of ABPIIIKG and the managers of AEBPIII and each has shared voting and dispositive power over the 2,117,996 shares held ABPIII, APIIIKG and AEB. Drs. Deleage and Penhoet and Messrs. Champsi and Hurwitz each disclaim beneficial ownership of all such shares except to the extent of their pecuniary interest therein.
(4)	Pursuant to a Schedule 13G/A filed with the SEC on February 16, 2010, 667, L.P. is the holder of 920,928 shares, Baker Brothers Life Sciences, L.P. is the holder of 3,110,813 shares, 14159, L.P. is the holder of 92,035 shares, Baker/Tisch Investments, L.P. is the holder of 27,255 shares and Baker Bros. Investments II, L.P. is the holder of 3,606 shares. In addition, such stockholders hold 833,333 shares (including warrants to purchase 238,095 shares which are exercisable within 60 days after March 31, 2011) issued in our March 2011 offering. By virtue of their ownership of entities that have the power to control the investment decisions of the foregoing limited partnerships, Felix J. Baker and Julian C. Baker may each be deemed to be beneficial owners of the shares owned by such entities and may be deemed to have shared voting and investment power over such shares.
(5)	Pursuant to a Schedule 13G/A filed with the SEC on March 31, 2011, this number of shares represents shares beneficially owned by registered investment companies and separate accounts advised by subsidiaries of Federated Investors, Inc. that have been delegated the power to direct investments and power to vote the securities by the registered investment companies’ board of trustees or directors and by the separate accounts’ principals. All of the voting securities of Federated Investors, Inc. are held in the Voting Shares Irrevocable Trust (“Federated Trust”), the trustees of which are John F. Donahue, Rhodora J. Donahue, and J. Christopher Donahue (“Federated Trustees’). In accordance with Rule 13d-4 under the 1934 Act, the Federated Trust, Federated Trustees, and parent holding company declare that the filing of this statement should not be construed as an admission that any of the investment advisers, parent holding company, Federated Trust, and Federated Trustees are beneficial owners (for the purposes of Sections 13(d) and/or 13(g) of the Act) of any securities covered by this statement, and such advisers, parent holding company, Federated Trust, and Federated Trustees expressly disclaim that they are the beneficial owners such securities.
(6)	This number includes 1,333,332 shares (including warrants to purchase 380,952 shares which are exercisable within 60 days after March 31, 2011) issued in our March 2011 offering. FHM VI, L.L.C. is the general partner of FHM VI, L.P., which is the general partner of Frazier Healthcare VI, L.P., or FH VI. Each of FHM VI, L.L.C. and FHM VI, L.P. may be deemed to beneficially own the shares held by FH VI and may be deemed to have shared voting and investment power over such shares.
(7)	Pursuant to a Schedule 13G filed with the SEC on February 9, 2010, this number includes 3,041,268 shares and warrants exercisable for 1,216,507 shares. James H. Cavenaugh, Christopher Mirabelli, Harold R. Werner, John W. Littlechild and Augustine Lawlor are the Managing Directors of HealthCare Partners VIII, LLC, or HCPVIII LLC, which is the General Partner of HealthCare Partners VIII, L.P., or HCPVIII, which is the General Partner of HealthCare Ventures VIII, L.P., or HCVVIII. HCVVIII, HCPVIII, HCP VIII LLC, Drs. Cavanaugh and Mirabelli and Messrs. Werner, Littlechild and Lawlor beneficially own and have shared voting and dispositive power with respect to all of the shares and warrants owned by HCVVIII.
(8)

Pursuant to a Schedule 13G/A filed with the SEC on February 8, 2011, this number includes 3,960 shares held by Sutter Hill Entrepreneurs Fund (AI), L.P., 10,028 shares held by Sutter Hill Entrepreneurs Fund

(QP), L.P. and 5,016,196 shares (including warrants to purchase 1,337,213 shares which are exercisable within 60 days after March 31, 2011) held by Sutter Hill Ventures, a California limited partnership (collectively, Sutter Hill), over which Dr. Bird, who is a member of our board of directors and is a managing director of the general partner of the partnerships mentioned herein, shares voting and investment power with ten other managing directors of the general partner of the partnerships mentioned herein. In addition, such stockholders hold 967,357 shares (including warrants to purchase 276,388 shares which are exercisable within 60 days after March 31, 2011) issued in our March 2011 offering. The other ten natural persons who have voting or investment power over the shares held of record by Sutter Hill are David L. Anderson, G. Leonard Baker, Jr., Tench Coxe, James C. Gaither, Gregory P. Sands, Andrew T. Sheehan, Michael L. Speiser, David E. Sweet, James N. White and William H. Younger, Jr. or, collectively, the Sutter Hill Principals. This number also includes 177,800 shares (including warrants to purchase 45,722 shares which are exercisable within 60 days after March 31, 2011) held in the Jeffrey W. Bird and Christina R. Bird Trust Agreement of which Dr. Bird is a trustee, 919 shares held by a retirement trust for the benefit of Dr. Bird and 36,666 shares subject to options granted to Dr. Bird which are exercisable within 60 days after March 31, 2011.

(9)	Pursuant to a Schedule 13G/A filed with the SEC on February 10, 2011, this number includes an aggregate of 3,079,649 shares held by Three Arch Partners III, L.P., including warrants exercisable for 769,627 shares within 60 days after March 31, 2011, and 165,563 shares held by Three Arch Associates III, L.P., including warrants exercisable for 41,376 shares within 60 days after March 31, 2011. Dr. Jaeger, who serves as a member of our board of directors, is a managing member of Three Arch Management III, L.L.C., or TAM III, which is the general partner for Three Arch Partners III, L.P. and Three Arch Associates III, L.P. TAM III may be deemed to have sole power to vote these shares, Mark A. Wan, a managing member of TAM III, may be deemed to have sole power to vote these shares, Dr. Jaeger, a managing member of TAM III, may be deemed to have sole power to vote these shares, and Barclay Nicholson, a managing member of TAM III, may be deemed to have sole power to vote these shares. Dr. Jaeger disclaims beneficial ownership of shares held by Three Arch Partners III, L.P., Three Arch Associates III, L.P. and Three Arch Management III, L.L.C., except to the extent of his pecuniary interest therein. This number also includes 42,500 shares subject to options granted to Dr. Jaeger which are exercisable within 30 days after March 31, 2011.
(10)	Pursuant to a Schedule 13G/A filed with the SEC on February 8, 2011, this number includes 3,960 shares held by Sutter Hill Entrepreneurs Fund (AI), L.P., 10,028 shares held by Sutter Hill Entrepreneurs Fund (QP), L.P. and 5,016,196 shares (including warrants to purchase 1,337,213 shares which are exercisable within 60 days after March 31, 2011) held by Sutter Hill Ventures, a California limited partnership (collectively, Sutter Hill), over which Dr. Bird, who is a member of our board of directors and is a managing director of the general partner of the partnerships mentioned herein, shares voting and investment power with ten other managing directors of the general partner of the partnerships mentioned herein. In addition, such stockholders hold 967,357 shares (including warrants to purchase 276,388 shares which are exercisable within 60 days after March 31, 2011) issued in our March 2011 offering. The other ten natural persons who have voting or investment power over the shares held of record by Sutter Hill are David L. Anderson, G. Leonard Baker, Jr., Tench Coxe, James C. Gaither, Gregory P. Sands, Andrew T. Sheehan, Michael L. Speiser, David E. Sweet, James N. White and William H. Younger, Jr. or, collectively, the Sutter Hill Principals. This number also includes 177,800 shares (including warrants to purchase 45,722 shares which are exercisable within 60 days after March 31, 2011) held in the Jeffrey W. Bird and Christina R. Bird Trust Agreement of which Dr. Bird is a trustee, 919 shares held by a retirement trust for the benefit of Dr. Bird and 36,666 shares subject to options granted to Dr. Bird which are exercisable within 60 days after March 31, 2011.
(11)	Includes 42,500 shares subject to options granted to Mr. Cozadd which are exercisable within 60 days after March 31, 2011.
(12)	Includes 136,199 shares subject to options granted to Dr. Curd and warrants to purchase 25,036 shares, all of which are exercisable within 60 days after March 31, 2011. Also includes 10,250 shares acquired by Dr. Curd under our 2004 Employee Stock Purchase Plan. Dr. Curd passed away on April 20, 2011.

(13)	Includes 40,000 shares subject to options granted to Mr. Hoffmann which are exercisable within 60 days after March 31, 2011.
(14)	Pursuant to a Schedule 13G/A filed with the SEC on February 10, 2011, this number includes an aggregate of 3,079,649 shares held by Three Arch Partners III, L.P., including warrants exercisable for 769,627 shares within 60 days after March 31, 2011, and 165,563 shares held by Three Arch Associates III, L.P., including warrants exercisable for 41,376 shares within 60 days after March 31, 2011. Dr. Jaeger, who serves as a member of our board of directors, is a managing member of Three Arch Management III, L.L.C., or TAM III, which is the general partner for Three Arch Partners III, L.P. and Three Arch Associates III, L.P. TAM III may be deemed to have sole power to vote these shares, Mark A. Wan, a managing member of TAM III, may be deemed to have sole power to vote these shares, Dr. Jaeger, a managing member of TAM III, may be deemed to have sole power to vote these shares, and Barclay Nicholson, a managing member of TAM III, may be deemed to have sole power to vote these shares. Dr. Jaeger disclaims beneficial ownership of shares held by Three Arch Partners III, L.P., Three Arch Associates III, L.P. and Three Arch Management III, L.L.C., except to the extent of his pecuniary interest therein. This number also includes 42,500 shares subject to options granted to Dr. Jaeger which are exercisable within 30 days after March 31, 2011.
(15)	Includes 91,336 shares subject to options granted to Dr. Matteucci and warrants to purchase 224,931 shares, all of which are exercisable within 60 days after March 31, 2011. Also includes 12,412 shares acquired by Dr. Matteucci under our 2004 Employee Stock Purchase Plan.
(16)	Includes 42,500 shares subject to options granted to Dr. Parker, all of which are exercisable within 60 days after March 31, 2011.
(17)	Includes 8,333 shares subject to options granted to Dr. Parkinson, all of which are exercisable within 60 days after March 31, 2011.
(18)	Includes 338,101 shares subject to options granted to Dr. Selick and warrants to purchase 59,596 shares, all of which are exercisable within 60 days after March 31, 2011. Also includes 12,653 shares acquired by Dr. Selick under our 2004 Employee Stock Purchase Plan.
(19)	Includes outstanding options to purchase 898,459 shares and warrants to purchase 2,787,837 shares, all of which are exercisable within 60 days after March 31, 2011. Also includes 58,621 shares acquired under our 2004 Employee Stock Purchase Plan by our current directors and executive officers as a group.

RELATED PARTY TRANSACTIONS

Procedures for Approval of Related Party Transactions

Pursuant to our Code of Ethics and the charter of our audit committee, our executive officers and directors must disclose transactions involving actual or apparent conflicts of interests, such as related party transactions, to the audit committee in writing and must obtain the audit committee’s approval prior to entering into any such transaction. In approving or rejecting any proposed transaction, the audit committee considers the relevant facts and circumstances available and deemed relevant, including but not limited to, the risks, costs, and benefits to us, the terms of the transactions, the availability of other sources for comparable services or products, and, if applicable, the impact on director independence.

Related Party Transactions and Business Relationships

All of our directors and executive officers (except Jeffrey W. Bird and David R. Parkinson) participated in our 2009 Option Exchange Program completed in February 2009. In connection with the 2009 Option Exchange Program, eligible employees, executive officers and directors had the opportunity to make a one-time election to cancel certain outstanding grants of stock options, or Current Options, under our 2004 Equity Incentive Plan for an equal number of new unvested options to be granted under the Plan after the date of cancellation of the Current Options, or the Replacement Options. The number of options exchanged by each director and executive officer pursuant to the 2009 Option Exchange Program and the approximate dollar value of new options granted to each director pursuant to the program is set forth in the table below.

Name	Number of Old Options Exchanged	Number of New Options Granted	Value of Options Granted(1)
Jeffrey W. Bird, M.D., Ph.D.	—	—	—
Bruce C. Cozadd	10,000	10,000	$4,800
John G. Curd, M.D.	103,332	103,332	$25,420
Joel A. Fernandes	29,164	29,164	$9,885
William A. Halter*	10,000	10,000	$4,800
David R. Hoffmann	7,500	7,500	$2,800
Wilfred E. Jaeger, M.D.	10,000	10,000	$4,800
Stewart M. Kroll	44,996	44,996	$16,973
Mark D. Matteucci, Ph.D.	45,832	45,832	$16,083
George G.C. Parker, Ph.D.	10,000	10,000	$4,800
Harold E. Selick, Ph.D.	108,332	108,332	$43,861

(1)	The value of the options granted represents the total incremental compensation cost that was measured, in accordance with ASC 718, as the fair value of the new stock option award over the fair value of the original stock option award based on the closing price of $1.30 on February 17, 2009, the date of the re-grant.
*	Mr. Halter resigned from our board of directors on November 20, 2009.

On October 5, 2009, we sold to certain investors, including certain of our executive officers, directors and persons known to us to own more than 5% of the outstanding shares of our common stock, an aggregate of 18,324,599 shares of our common stock for a purchase price equal to $1.86 per share and, for a purchase price of $0.05 per share, warrants exercisable for a total of 7,329,819 shares of our common stock for aggregate gross proceeds of $35.0 million. Net proceeds generated from the offering were $33.1 million. The warrants have a five-year term and an exercise price equal to $2.23 per share of common stock. The exercise price of the warrants may be adjusted in certain circumstances, including certain issuances of securities at a price equal to less than the then current exercise price. In addition, the number of shares issuable upon exercise of the warrants and the exercise price are subject to adjustment for subdivisions and stock splits, stock dividends, combinations, reorganizations, reclassifications, consolidations, mergers or sales of properties and assets and upon the issuance of certain assets or securities to holders of our common stock, as applicable. As a result of this sale, the exercise price of all outstanding warrants issued by us on August 29, 2008 was automatically adjusted from $2.34 per share to $1.86 per share.

The dollar amount invested in the offering by each of our executive officers, directors and persons known to us to own more than 5% of the outstanding shares of our common stock, along with the number of shares and warrants purchased by such persons, is set forth in the table below:

Name	Amount Invested($)	Shares Purchased	Warrants Purchased
Entities affiliated with Felix J. Baker and Julian C. Baker(1)	2,299,995	1,570,678	628,270
Entities affiliated with Three Arch Partners(2)	1,999,999	1,047,120	418,847
Entities affiliated with Sutter Hill Ventures(3)	2,999,999	1,570,680	628,264
Frazier Healthcare VI, L.P.	7,499,999	3,926,701	1,570,680
Entities affiliated with Alta BioPharma Management III, LLC(4)	500,000	261,780	104,711
HealthCare Ventures VIII, L.P.	2,999,999	1,570,680	628,272
Jeffrey W. Bird, M.D., Ph.D.(5)	66,271	34,697	13,878
John G. Curd, M.D.	50,000	26,178	10,471
Stuart M. Kroll	9,999	5,235	2,094
Mark D. Matteucci, Ph.D.	314,999	164,921	65,968
Harold E. Selick, Ph.D.	100,000	52,356	20,942

(1)	Includes 383,655 shares and 153,462 warrants purchased by 667, L.P., 1,143,049 shares and 457,219 warrants purchased by Baker Brokers Life Sciences, L.P., 31,551 shares and 12,620 warrants purchased by 14159, L.P., 11,423 shares and 4,569 warrants purchased by Baker/Tisch Investments, L.P., and 1,000 shares and 400 warrants purchased by Baker Brothers Investments II, L.P.
(2)	Includes 993,696 shares and 397,478 warrants purchased by Three Arch Partners III, L.P. and 53,424 shares and 21,369 warrants purchased by Three Arch Associates III, L.P. Dr. Jaeger is a managing member of Three Arch Management III, L.L.C., or TAM III, which is the general partner for Three Arch Partners III, L.P. and Three Arch Associates III, L.P.
(3)	Includes 1,143,734 shares and 628,264 warrants were purchased by Sutter Hill Ventures, a California limited partnership. Dr. Bird, who serves as a member of our board of directors, is a managing director of the general partner of Sutter Hill Ventures. Also includes 426,946 shares and 170,771 warrants purchased by individuals affiliated with Sutter Hill Ventures who are deemed to own more than 5% of the outstanding shares of our common stock and entities affiliated with such individuals.
(4)	Includes 239,768 shares and 95,907 warrants purchased by Alta BioPharma Partners III, L.P., 16,103 shares and 6,441 warrants purchased by Alta BioPharma Partners III, GmbH & Co. Beteiligungs KG, and 5,909 shares and 2,363 warrants purchased by Alta Embarcadero BioPharma Partners III, LLC.
(5)	All 34,697 shares and 13,878 warrants were purchased by the Jeffrey W. Bird and Christina R. Bird Trust Agreement of which Dr. Bird is a trustee. Dr. Bird is a managing director of the general partner of each of Sutter Hill Entrepreneurs Fund (AI), L.P., Sutter Hill Entrepreneurs Fund (QP), L.P. and Sutter Hill Ventures.

On March 16, 2011, we sold to certain investors, including certain of our executive officers, directors and persons known to us to own more than 5% of the outstanding shares of our common stock, an aggregate of 14,313,081 shares of our common stock and warrants exercisable for a total of 5,725,227 shares of our common stock at a purchase price equal to $2.10 per unit for aggregate gross proceeds of $30.1 million. Net proceeds generated from the offering were approximately $27.8 million. The warrants have a five-year term and an exercise price equal to $2.46 per share of common stock. The exercise price of the warrants may be adjusted in certain circumstances. In addition, the number of shares issuable upon exercise of the warrants and the exercise price are subject to adjustment for subdivisions and stock splits, stock dividends, combinations, reorganizations, reclassifications, consolidations, mergers or sales of properties and assets and upon the issuance of certain assets or securities to holders of our common stock, as applicable. As a result of this sale, the exercise price of all outstanding warrants issued by us on October 5, 2009 was automatically adjusted from $2.23 per share to $2.05 per share.

The dollar amount invested in the offering by each of our executive officers, directors and persons known to us to own more than 5% of the outstanding shares of our common stock, along with the number of shares and warrants purchased by such persons, is set forth in the table below:

Name	Amount Invested($)	Shares Purchased	Warrants Purchased
Entities affiliated with Alta BioPharma Management III, LLC	1,999,998	952,380	380,952
Entities affiliated with Felix J. Baker and Julian C. Baker	1,250,000	595,238	238,095
Frazier Healthcare VI, L.P.	1,999,998	952,380	380,952
Entities affiliated with Sutter Hill Ventures(1)	1,999,998	952,380	380,952
Jeffrey W. Bird, M.D., Ph.D.(2)	44,020	20,962	8,385
John G. Curd, M.D.	24,998	11,904	4,761
Joel A Fernandes	14,998	7,142	2,856
Stewart M. Kroll	4,998	2,380	952
Mark D. Matteucci, Ph.D.	500,000	238,095	95,238
Harold E. Selick, Ph.D.	100,000	47,619	19,047

(1)	Includes 690,969 shares and 276,388 warrants purchased by Sutter Hill Ventures, a California limited partnership. Dr. Bird, who serves as a member of our board of directors, is a managing director of the general partner of Sutter Hill Ventures. Also includes 261,411 shares and 104,564 warrants purchased by individuals affiliated with Sutter Hill Ventures.
(2)	All 20,962 shares and 8,385 warrants were purchased by the Jeffrey W. Bird and Christina R. Bird Trust Agreement of which Dr. Bird is a trustee. Dr. Bird is a managing director of the general partner of each of Sutter Hill Entrepreneurs Fund (AI), L.P., Sutter Hill Entrepreneurs Fund (QP), L.P. and Sutter Hill Ventures.

Our Certificate of Incorporation and bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by Delaware law. Further, we have entered into separate indemnification agreements with each of our directors and executive officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, or the Exchange Act, and the rules promulgated by the SEC, our directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership of our equity securities, and changes in that ownership, with the SEC. To our knowledge, based solely on our review of the copies of such reports received or written representations from such persons that no other reports were required, we believe that our directors, executive officers and beneficial owners of more than 10% of our equity securities complied with all applicable filing requirements during 2009.

CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

The following table sets forth, as of March 31, 2011, information about our executive officers.

Name	Age	Position(s)
Harold E. Selick, Ph.D.	56	Chief Executive Officer and Director
John G. Curd, M.D.	65	President and Chief Medical Officer
Joel A. Fernandes	41	Senior Director, Finance and Controller
Stewart M. Kroll	52	Vice President of Biostatistics and Clinical Operations
Mark D. Matteucci, Ph.D.	57	Senior Vice President, Discovery Research

Biographical information for Dr. Selick is included above under the heading “Nominees and Continuing Directors.”

John G. Curd, M.D. served as our President and Chief Medical Officer from October 2007 until his death on April 20, 2011. Dr. Curd previously provided advisory and consulting services to us in 2007 relating to results of certain of our clinical trials. From December 2001 until 2007, Dr. Curd served as President and Chief Medical Officer of Novacea, Inc., a biopharmaceutical company. From May 2001 to December 2001, Dr. Curd served as Senior Vice President of Development and Interim President for Vaccines at Maxygen, Inc., a biotechnology company. From June 1999 to May 2001, Dr. Curd served as Executive Vice President at VaxGen, Inc., a vaccine company. From December 1991 to June 1999, Dr. Curd served in various positions at Genentech, Inc., including Vice President of Clinical Development. From 1978 to 1991, Dr. Curd served in various positions at Scripps Clinical and Research Foundation in La Jolla, California, including President of the Medical Staff and Vice Chairman of the Department of Medicine. Dr. Curd holds a B.S. in chemistry from Princeton University and an M.D. from Harvard Medical School.

Joel A. Fernandes joined us in April 2006 and has served as our Senior Director, Finance and Controller since November 2007. Prior to November 2007, Mr. Fernandes served as our Assistant Controller. Mr. Fernandes served as Associate Director of Finance at Theravance, Inc. from January 2005 to March 2006, Senior Manager of Corporate Finance at KLA-Tencor from August 2002 to January 2005 and Assistant Controller of ALZA Corporation from 1999 to 2002. Mr. Fernandes has been a Certified Public Accountant since 1996 and has a Masters in Accountancy from Manchester College, Indiana.

Stewart M. Kroll joined us in January 2005 and has served as our Vice President of Biostatistics and Clinical Operations since January 2007. Prior to January 2007, Mr. Kroll served as our Senior Director of Biostatistics and as our Director of Biostatistics. Mr. Kroll served as the Senior Director of Biostatistics of Corixa Corporation from December 2000 to January 2005, and served in positions of increasing responsibility, most recently as Director of Biostatistics of Coulter Pharmaceuticals, Inc. from January 1997 to December 2000. Mr. Kroll received his B.A. and M.A. from the University of California, Berkeley.

Mark D. Matteucci, Ph.D. joined us in August 2003 and has served as our Senior Vice President, Discovery Research since January 2007. Prior to January 2007, Dr. Matteucci served as our Vice President, Discovery Research. Dr. Matteucci provided medicinal chemistry consultation to several biotechnology companies from 1999 to 2002. He served as the Director of Bioorganic Chemistry at Gilead Sciences, Inc. from 1988 to 1999, where he was the first scientist hired and he established that company’s research program in nucleic acid targeting. Prior to joining Gilead Sciences, Dr. Matteucci was a scientist at Genentech, Inc. Dr. Matteucci received his B.S. from the Massachusetts Institute of Technology and Ph.D. from the University of Colorado.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning compensation earned for services rendered to us by (a) our principal executive officer and (b) our two most highly compensated executive officers at the end of fiscal year 2010. Collectively, this group is referred to in this proxy statement as our named executive officers.

Name and Principal Position	Year	Salary(1)($)	Bonus(2)($)	Option Awards(3)($)	All Other Compensation($)		Total($)
Harold E. Selick, Ph.D.	2010	500,000	—	245,473	1,722	(4)	747,195
Chief Executive Officer	2009	500,000	90,000	567,714	2,327	(4)	1,160,041

John G. Curd, M.D.	2010	360,000	—	97,510	4,932	(4)(5)	462,442
President and Chief Medical Officer	2009	350,000	50,000	82,977	2,572	(4)(5)	485,549

Mark D. Matteucci, Ph.D.	2010	275,000	—	67,675	1,663	(4)(5)	344,338
Senior Vice President, Discovery Research	2009	275,000	30,000	191,284	1,166	(4)	497,450

(1)	Includes amounts deferred pursuant to our 401(k) plan.
(2)	The amounts in this column reflect cash bonus awards to the named individual for fiscal years 2009 which were paid in 2010.
(3)	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to fiscal years 2010 and 2009 in accordance with ASC 718 disregarding any forfeiture assumptions. See Note 9 of the notes to our financial statements in our Annual Report on Form 10-K filed on March 24, 2011 for a discussion of all assumptions we made in determining the ASC 718 values of our equity awards.
(4)	Represents group term life insurance premiums paid by us on behalf of the named individual for fiscal years 2010 and 2009.
(5)	Includes $766 and $188 for the reimbursement of Dr. Curd’s medical insurance deductible in 2010 and 2009, respectively. Includes $500 for the reimbursement of Dr. Matteucci’s medical insurance deductible in 2010.

We do not have employment agreements with our named executive officers, other than the change of control severance agreements mentioned below.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held by our named executive officers at the end of fiscal year 2010.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price* ($)	Option Expiration Date
Harold E. Selick, Ph.D.	114,479	670,521	1.44	5/24/2020
	33,541	36,459	0.79	1/8/2019
	30,698	10,968	1.30	2/26/2018
	35,492	6,174	1.30	3/19/2017
	25,000	—	1.30	3/13/2016

Mark D. Matteucci, Ph.D.	28,175	121,825	1.44	5/24/2020
	11,979	13,021	0.79	1/8/2019
	15,131	9,869	1.30	2/26/2018
	10,648	1,852	1.30	3/19/2017
	8,332	—	1.30	3/12/2016

John G. Curd, M.D.	18,958	111,042	1.44	5/24/2020
	16,770	18,230	0.79	1/8/2019
	15,663	9,336	1.30	2/26/2018
	52,989	25,344	1.30	10/21/2017

*	In February 2009, all of our named executive officers exchanged their outstanding options for Replacement Options with an exercise price of $1.30 per share pursuant to the 2009 Option Exchange Program. See “Related Party Transactions—Related Party Transactions and Business Relationships.”

Potential Payments Upon Termination or Change In Control

Change of Control Arrangements

In December 2004, we entered into a change of control severance agreement with Harold E. Selick, which was amended and restated in November 2008. This agreement provides that if Dr. Selick’s employment is terminated by us without cause or is involuntarily terminated, then he will be entitled to a severance payment consisting of 12 months base salary as in effect as of the date of termination. If we terminate Dr. Selick without cause or involuntarily terminate him within 18 months following a change of control, then he will be entitled to the following severance benefits: 12 months base salary and any applicable allowances in effect as of the date of termination or, if greater, as in effect in the year in which the change of control occurs; immediate acceleration and vesting of all stock options granted prior to the change of control; the termination of our right to repurchase shares of restricted stock purchased prior to the change of control; extension of the exercise period for stock options granted prior to the change of control to two years following the date of termination; and up to 12 months of health benefits.

Under his amended and restated change of control and severance agreement with us, if Dr. Selick’s employment with us was terminated as of December 31, 2010 and he was entitled to receive the benefits set forth in his change of control agreement, Dr. Selick would have been eligible to receive a lump sum payment of $500,000 in severance in addition to being paid his accrued PTO. If Dr. Selick’s employment with us was terminated as of December 31, 2010 and he was entitled to receive the benefits set forth in his change of control agreement, and such termination occurred within 18 months following a change of control of us, Dr. Selick would have been eligible to receive a lump sum payment of $500,000 in severance plus his accrued PTO, full acceleration of vesting of all stock options, which had an approximate value of $21,274 as of December 31, 2010 based on the closing price of our common stock on the NASDAQ Capital Market of $1.35 on December 31, 2010, the final trading day of fiscal year 2010, net of the applicable exercise price of such options, and approximately $25,202 of health benefits.

In December 2004, we entered into a change of control severance agreement with Mark D. Matteucci, which was amended and restated in November 2008. Under his amended and restated change of control and severance agreement with us, if Dr. Matteucci’s employment with us was terminated as of December 31, 2010 and he was entitled to receive the benefits set forth in his change of control agreement, Dr. Matteucci would have been eligible to receive a lump sum payment of $275,000 in severance in addition to being paid his accrued PTO. If Dr. Matteucci’s employment with us was terminated as of December 31, 2010 and he was entitled to receive the benefits set forth in his change of control agreement, and such termination occurred within 18 months following a change of control of us, Dr. Matteucci would have been eligible to receive a lump sum payment of $275,000 in severance plus his accrued PTO, full acceleration of vesting of all stock options, which had an approximate value of $7,878 as of December 31, 2010 based on the closing price of our common stock on the NASDAQ Capital Market of $1.35 on December 31, 2010, the final trading day of fiscal year 2010, net of the applicable exercise price of such options, and approximately $25,202 of health benefits.

In October 2007, we entered into a change of control severance agreement with John G. Curd, which was amended and restated in November 2008. Under his amended and restated change of control and severance agreement with us, if Dr. Curd’s employment with us was terminated as of December 31, 2010 and he was entitled to receive the benefits set forth in his change of control agreement, Dr. Curd would have been eligible to receive a lump sum payment of $350,000 in severance in addition to being paid his accrued PTO. If Dr. Curd’s employment with us was terminated as of December 31, 2010 and he was entitled to receive the benefits set forth in his change of control agreement, and such termination occurred within 18 months following a change of control of us, Dr. Curd would have been eligible to receive a lump sum payment of $350,000 in severance plus his accrued PTO, full acceleration of vesting of all stock options, which had an approximate value of $11,943 as of December 31, 2010 based on the closing price of our common stock on the NASDAQ Capital Market of $1.35 on December 31, 2010, the final trading day of fiscal year 2010, net of the applicable exercise price of such options, and approximately $41,514 of health benefits.

Indemnification Agreements

We have entered into indemnification agreements with our directors and certain of our officers. Such agreements require us, among other things, to indemnify our directors and officers, other than for liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceedings against them as to which they could be indemnified.

Equity Compensation Plans

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2010:

	Number of securities to be issued upon exercise of outstanding options	Weighted- average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	2,745,918	1.36	1,150,178
Equity compensation plans not approved by stockholders	—	—	—

Total	2,745,918	1.36	1,150,178	(1)(2)

(1)	Includes 384,330 shares of our common stock issuable under our 2004 Employee Stock Purchase Plan
(2)	On January 1, 2011 and annually thereafter, the number authorized shares under our 2004 Equity Incentive Plan is automatically increased by a number of shares equal to the lesser of:
•	5% of the number of our shares issued and outstanding prior to the preceding December 31;
•	1,250,000 shares; or
•	an amount determined by our board of directors.

DIRECTOR COMPENSATION

Each non-employee director receives an annual cash retainer of $30,000. In addition, the chair of the audit committee receives an annual cash retainer of $16,000 and the chairs of the nominating and governance committee and the compensation committee each receive an annual retainer of $14,000. Each other member of the audit committee, the nominating and governance committee and the compensation committee receives an annual cash retainer of $10,000. All of our directors are entitled to reimbursement for all reasonable out-of-pocket expenses incurred in connection with attendance at board and committee meetings.

All non-employee directors receive automatic stock option grants under our 2004 Equity Incentive Plan. In May 2010, each non-employee director received an automatic grant of an option to purchase 12,500 shares of our common stock. In May, 2010 David R. Parkinson, who joined our board in May 2010, received a grant of an option to purchase 25,000 shares.

In addition, all directors participated in the 2009 Option Exchange Program completed in February 2009. In connection with the Option Exchange Program, eligible employees, executive officers and directors had the opportunity to make a one-time election to cancel certain outstanding grants of stock options, or Current Options, under our 2004 Equity Incentive Plan for an equal number of new unvested options to be granted under our 2004 Equity Incentive Plan after the date of cancellation of the Current Options, or the Replacement Options. The number of options exchanged by each director pursuant to the Option Exchange Program is set forth below in the Director Summary Compensation Table.

All employee directors who are not 5% owners of our common stock are also eligible to participate in our Amended and Restated 2004 Employee Stock Purchase Plan, or ESPP. In 2010, Dr. Selick purchased 6,000 shares of our common stock under the ESPP.

Director Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by, or paid to each person who served as a director during 2010, other than a director who also served as a named executive officer.

Name	Fees Earned or Paid in Cash($)	Option Awards($)(1)	Total($)
Jeffrey W. Bird, M.D., Ph.D.	50,000	14,597	64,597
Bruce C. Cozadd	40,000	14,221	54,221
David R. Parkinson, M.D.	26,044	6,126	32,170
David R. Hoffmann	59,000	17,296	76,296
Wilfred E. Jaeger, M.D.	54,000	14,221	68,221
George G.C. Parker, Ph.D.	40,000	14,221	54,221

(1)	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to fiscal year 2010 in accordance with ASC 718 disregarding any forfeiture assumptions. See Note 9 of the notes to our financial statements in our Annual Report on Form 10-K filed on March 24, 2011 for a discussion of all assumptions we made in determining the ASC 718 values of our equity awards.

REPORT OF THE AUDIT COMMITTEE

Under the guidance of a written charter adopted by our board of directors (which charter is available at www.thresholdpharm.com), the purpose of the audit committee is to oversee our accounting and financial reporting processes and audits of our financial statements. The responsibilities of the audit committee include appointing and providing for the compensation of the independent registered public accounting firm. Each member of the audit committee meets the independence requirements of the NASDAQ Stock Market.

Management has primary responsibility for the system of internal controls and the financial reporting process. The independent registered public accounting firm has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards.

In this context and in connection with the audited financial statements contained in our Annual Report on Form 10-K, the audit committee:

•

reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2010 with our management and PricewaterhouseCoopers LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2010;

•

discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•

reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the Public Company Accounting Oversight Board in Rule 3526, discussed with the auditors their independence, and concluded that the non-audit services performed by PricewaterhouseCoopers LLP are compatible with maintaining their independence; and

•

based on the foregoing reviews and discussions, recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 to be filed with the SEC.

AUDIT COMMITTEE

David R. Hoffmann (chair)
Jeffrey W. Bird
Wilfred E. Jaeger

The audit committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The audit committee appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

Auditor’s Fees

The following table shows the fees billed or expected to be billed for the audit and other services provided by PricewaterhouseCoopers LLP for fiscal years 2010 and 2009.

	2010	2009
Audit Fees(1)	$331,230	317,865
Audit-Related Fees(2)	—	—
Tax Fees(3)	16,372	—
All other Fees(4)	2,400	900

Total	$350,002	318,765

The audit committee has delegated to the chair of the audit committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by our independent registered public accounting firm and associated fees, provided that the chair shall report any decision to pre-approve such audit-related or non-audit services and fees to the full audit committee at its next regular meeting.

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.
(2)	Audit-related fees consist primarily of accounting consultations, employee benefit plan audits and other attestation services. For fiscal years 2010 and 2009, respectively, no fees were paid to PricewaterhouseCoopers LLP for accounting consultations, employee benefit plan audits and other attestation services.
(3)	For fiscal year 2010 tax fees are attributable to tax advice and compliance. For fiscal year 2009 no fees were paid to PricewaterhouseCoopers LLP for tax advice or tax return preparation services.
(4)	All other fees consisted of a subscription fee for an online accounting research tool.

PROPOSAL 1

ELECTION OF DIRECTORS

At the 2011 annual meeting, our stockholders will vote on the election of two Class I directors to serve for a three-year term until the 2014 annual meeting of stockholders or until their successors are elected and qualified. Our board of directors has unanimously nominated Jeffrey W. Bird and Harold E. Selick upon the recommendation of the nominating and governance committee, for election to our board of directors as Class I directors. The nominees have indicated that they are willing and able to serve as directors. If either Dr. Bird or Dr. Selick becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person or persons as shall be designated by our board of directors. The proxies being solicited will be voted for no more than two nominees at the 2011 annual meeting. The Class I Directors will be elected by a plurality of the votes cast, in person or by proxy, at the 2011 annual meeting, assuming a quorum is present. Stockholders do not have cumulative voting rights in the election of directors.

Our board of directors recommends a vote “FOR” the election of Jeffrey W. Bird and Harold E. Selick as Class I directors.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for the election of Jeffrey W. Bird and Harold E. Selick.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the 2011 annual meeting, our stockholders will be asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. Representatives of Ernst & Young LLP are expected to be present at the 2011 annual meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions. Representatives of PricewaterhouseCoopers LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2010, are not expected to be present at the 2011 annual meeting. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the 2011 annual meeting will be required to approve the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

On April 11, 2011, we dismissed PricewaterhouseCoopers LLP as our independent registered public accounting firm. The dismissal of PricewaterhouseCoopers LLP was approved by the audit committee.

The reports of PricewaterhouseCoopers LLP on our financial statements as of and for the fiscal years ended December 31, 2009 and 2010 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that the report of PricewaterhouseCoopers LLP for the year ended December 31, 2009, included in the Prospectus Supplement filed on March 11, 2011, includes an explanatory paragraph to emphasize that as discussed in Note 1 to the consolidated financial statements, we have incurred losses and negative cash flows from operations since inception, have an accumulated deficit and limited cash resources, and that our plans in regard to these matters are also described in Note 1.

During our fiscal years ended December 31, 2009 and 2010 and through April 11, 2011, (i) there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PricewaterhouseCoopers LLP’s satisfaction, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of such disagreements in its reports on our consolidated financial statements for such years, and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

We have provided PricewaterhouseCoopers LLP with a copy of the above disclosures prior to its filing with the SEC and requested PricewaterhouseCoopers LLP to furnish a letter addressed to the SEC stating whether PricewaterhouseCoopers LLP agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of PricewaterhouseCoopers LLP’s letter dated April 14, 2011 has been filed as Exhibit 16.1 to our Current Report on Form 8-K filed on April 14, 2011.

Based on the audit committee’s approval, we engaged Ernst & Young LLP on April 11, 2011, as our independent registered public accounting firm for the fiscal year ending December 31, 2011. During our two most recent fiscal years ended December 31, 2009 and 2010 and through April 11, 2011, neither we nor anyone on our behalf consulted Ernst & Young LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided to us that Ernst & Young LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable event as defined in Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively, of Regulation S-K.

Our board of directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in a household. A stockholder may request that we deliver a separate copy of either document by writing to the Secretary, Threshold Pharmaceuticals, Inc., 1300 Seaport Boulevard, Suite 500, Redwood City, California 94063 or by phoning us at (650) 474-8200 and asking for Investor Relations. In the event a stockholder wants to receive separate copies of the annual report and proxy statement in the future, or a stockholder that received multiple copies would like to receive only one copy for such stockholder’s household, such stockholder should contact their bank, broker, or other nominee record holder, or contact us at the above address and phone number.

OTHER MATTERS

As of the time of preparation of this proxy statement, neither our board of directors nor management intends to bring before the meeting any business other than the matters referred to in this proxy statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

FORM 10-K

We will mail without charge to any stockholder upon written request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2010 including the financial statements, schedules and a list of exhibits. Requests should be sent to: Secretary, Threshold Pharmaceuticals, Inc., 1300 Seaport Boulevard, Suite 500, Redwood City, California 94063.

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

Our bylaws provide that advance notice of a stockholder’s proposal must be delivered to our Corporate Secretary at our principal executive offices no earlier than December 1, 2011 or 150 days prior to the anniversary of the mailing date of the proxy materials for the previous year’s annual meeting, and not later than December 31, 2011, or 120 days prior to the anniversary of the mailing date of the proxy materials for the previous year’s annual meeting. However, our bylaws also provide that in the event that no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the previous year’s annual meeting, this advance notice must be received not earlier than or 150 days prior to such annual meeting and not later than the 10th day following the day on which public announcement of the date of such meeting is first made. Each stockholder’s notice must contain the following information as to each matter the stockholder proposes to bring before the annual meeting: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and appropriate biographical information and a statement as to the qualification of the nominee; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on our books, and of such beneficial owner and (ii) the number of shares of our common stock which are owned beneficially and of record by such stockholder and such beneficial owner.

A copy of the full text of the provisions of our bylaws dealing with stockholder nominations and proposals will be made available to stockholders from our Corporate Secretary upon written request.

Under the rules of the SEC, stockholders who wish to submit proposals for inclusion in the proxy statement of our board of directors for the 2012 annual meeting must submit such proposals so as to be received by us at 1300 Seaport Boulevard, Suite 500, Redwood City, California 94063, on or before December 31, 2011. In addition, if we are not notified by December 31, 2011 of a proposal to be brought before the 2012 annual meeting by a stockholder, then proxies held by management may provide the discretion to vote against such proposal even though it is not discussed in the proxy statement for such meeting.

By Order of the Board of Directors

Dr. Harold E. Selick
Chief Executive Officer

Redwood City, California

April 28, 2011

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. ALTERNATIVELY, YOU MAY VOTE YOUR SHARES ON THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD OR VOTED.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

THRESHOLD PHARMACEUTICALS, INC.

1300 SEAPORT BOULEVARD STE 500

REDWOOD CITY, CA 94063

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

For Withhold For All

All All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees

01 Jeffrey W. Bird 02 Harold E. Selick

The Board of Directors recommends you vote FOR the following proposal: For Against Abstain

To ratify the appointment of Ernst & Young LLP as the Company`s independent registered public accounting firm for the fiscal year ending December 31, 2011.

NOTE: To transact such other business as may properly come before the meeting or any adjournments or postponements thereof. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, and 2. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

For address change/comments, mark here. (see reverse for instructions)

Please indicate if you plan to attend this meeting

Yes No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000107812_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement/10-K is/are available at www.proxyvote.com .

THRESHOLD PHARMACEUTICALS, INC. This proxy is solicited by the board of directors Annual meeting of stockholders May 26, 2011 at 12:00 PM

The stockholder(s) hereby appoint(s) Harold E. Selick and Joel Fernandes, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of THRESHOLD PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual meeting of stockholder(s) to be held at 12:00 PM, PDT, on 5/26/2011, at Threshold Pharmaceuticals, Inc. 1300 Seaport Blvd., Suite 500 Redwood City, CA 94063, and any adjournment or postponement thereof.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000107812_2 R1.0.0.11699